Exhibit 1.01
Medtronic Public Limited Company
Conflict Minerals Report
For the Year Ended December 31, 2017

Overview
This Conflict Minerals Report (this “Report”) of Medtronic Public Limited Company (“Medtronic,” the “Company,” “we,” “us,” and “our”) has been prepared by us on a consolidated basis for the reporting period from January 1, 2017 to December 31, 2017 (the “Reporting Period”) pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended. Conflict minerals are defined as cassiterite, columbite-tantalite (coltan), gold, wolframite, or their derivatives, which are limited to tantalum, tin and tungsten and gold (often referred to as 3TG) for the purposes of this assessment. The “Covered Countries” for the purposes of the Rule are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.
If a registrant knows or has reason to believe that any of the conflict minerals necessary to the functionality or production of their products may have originated in the Covered Countries, then the registrant must exercise due diligence on the conflict minerals’ source and chain of custody and submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.
Forward-Looking Statements
This Conflict Minerals Report contains forward-looking statements, which are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. These statements include statements regarding our goals for future improvements to our due diligence process and to mitigate the risk about the sourcing of our conflict minerals. All forward-looking statements involve risk and uncertainty. Risks that may cause these forward-looking statements to be inaccurate include: failure to carry out these plans in a timely manner or at all; lack of cooperation or progress by our suppliers, their respective suppliers and smelters; lack of progress by smelter or refiner validation programs for conflict minerals (including the possibility of inaccurate information, fraud and other irregularities) or these plans may not be effective. In addition, you should also consider the important factors described in reports and documents that we file from time to time with the SEC, including the factors described under the sections titled “Risk Factors” in the Company’s most recently submitted Quarterly or Annual Reports. Except as required by law, we disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.
Company Summary
Medtronic, headquartered in Dublin, Ireland, is among the world's largest medical technology, services, and solutions companies - alleviating pain, restoring health, and extending life for millions of people around the world. Medtronic employs more than 84,000 people worldwide, serving physicians, hospitals, and patients in approximately 160 countries. Medtronic is focused on collaborating with stakeholders around the world to take healthcare Further, Together.
Medtronic’s business groups and products for the Reporting Period included:

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The Cardiac and Vascular Group (“CVG”) is composed of the Cardiac Rhythm & Heart Failure (“CRHF”), Coronary & Structural Heart, and Aortic & Peripheral Vascular divisions. CVG's products include pacemakers, insertable and external cardiac monitors, cardiac resynchronization therapy devices, implantable cardioverter defibrillators, leads and delivery systems, ventricular assist systems, ablation products, electrophysiology catheters, products for the treatment of atrial fibrillation, information systems for the management of patients with CRHF devices, products designed to reduce surgical site infections, coronary and peripheral stents and related delivery systems, balloons and related delivery systems, endovascular stent graft systems, heart valve replacement technologies, cardiac tissue ablation systems, and open heart and coronary bypass grafting surgical products. CVG also includes Care Management Services and Cath Lab Managed Services within the CRHF division.

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The Minimally Invasive Therapies Group (“MITG”) is composed of the Surgical Solutions and Patient Monitoring & Recovery divisions. MITG’s products span the entire continuum of care with a focus on diseases of the gastrointestinal tract, lungs, pelvic region, kidneys, obesity, and preventable complications. The products include those for advanced and general surgical care, wound closure, electrosurgery products, hernia mechanical devices, mesh implants, advanced ablation, interventional lung, ventilators, capnography, airway products, sensors, dialysis, and monitors.

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The Restorative Therapies Group (“RTG”) is composed of the Spine, Brain Therapies, Specialty Therapies and Pain Therapies divisions. RTG’s products focus on various areas of the spine, bone graft substitutes, biologic products, trauma, implantable neurostimulation therapies and drug delivery systems for the treatment of chronic pain, movement disorders, obsessive-compulsive disorder, overactive bladder, urinary retention, fecal incontinence and gastroparesis, as well as products to treat conditions of the ear, nose, and throat, and systems that incorporate advanced energy surgical instruments. RTG also manufactures and sells image-guided surgery and intra-operative imaging systems and therapies to treat diseases of the vasculature in and around the brain, including coils, neurovascular stents and flow diversion products.

•	The Diabetes Group’s products include insulin pumps, continuous glucose monitoring systems, insulin pump consumables, and therapy management software.
This Report has been prepared by Company management.
Design of Conflict Minerals Program
The Company has designed its conflict minerals program, and the reasonable country of origin inquiry and due diligence measures contained therein, to be in conformity, in all material respects, with the internationally recognized due diligence framework as set forth in the Organisation for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD, 2013) and related supplements for gold, tin, tantalum and tungsten. Due to the depth of the Company’s supply chain, the Company is far removed from the sources of ore from which conflict minerals are produced and the smelters and refiners that process those ores, and the Company has limited influence over the behavior of these smelters and refiners. Moreover, because of the geographic diversity and ongoing changes in the Company’s supply chain, the Company often has significant difficulty identifying those suppliers who are further upstream from the Company’s direct suppliers. As a result, the Company’s program was specifically designed to relate to our position in the minerals supply chain as a "downstream" purchaser. Summarized below are the design components of the Company’s conflict minerals program as they relate to the five-step framework from the OECD Guidance:
Step 1. Establish and Maintain Strong Company Management Systems

•	Establish and maintain a policy for the sourcing of minerals from the Covered Countries, which is available at www.medtronic.com/us-en/about/corporate-social-responsibility/suppliers/value-chain.html.

•	Maintain continued membership in the Responsible Minerals Initiative (“RMI”), formerly known as the Conflict Free Sourcing Initiative (“CFSI”).

•	Establish a system of controls and transparency through the use of the Conflict Minerals Reporting Template (“CMRT”) as a standard survey tool to identify smelters and refiners.

•	Establish and maintain a cross-functional conflict minerals management structure composed of three teams:

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Core Team (equivalent to a steering committee) comprised of the Chief Procurement Officer, VP Finance and Chief Accounting Officer, and VP Legal and Assistant Corporate Secretary, which was responsible for the overall program management of the conflict minerals compliance program, including strategy, governance structure, and oversight through the Supply Management Leadership Team;

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Central Team comprised of the Director, Responsible Supply Management Program, a Supply Chain Project Analyst, and a legal representative, which was responsible for the overall conflict minerals program design and implementation, including data collection, applicability and supplier review, reasonable country of origin inquiry (“RCOI”), due diligence, audit readiness, and reporting, as well as day-to-day program management; and

◦	Business Unit Team comprised of members from each business unit who were responsible for data collection, applicability and supplier review.

•	Core Team is updated on the status of the conflict minerals program on a quarterly basis, and Company senior leadership is updated at least once a year.

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Develop and maintain a training document for employees that discusses the highlights of the Rule and the Company’s expectations of its suppliers to assist in complying with the Rule. Employees are trained through materials that are made available on the Company’s intranet site. Supplier training materials are available to all in-scope suppliers through a 3rd party Learning Management System (LMS).

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Enable the Company to receive external inquiries and grievances from customers, employees or other interested parties via the Company’s confidential Voice Your Concern Line at www.VoiceYourConcernLine.com or the conflict minerals e-mail box (conflictminerals@medtronic.com) located in the Conflict Minerals Policy at www.medtronic.com/us-en/about/corporate-social-responsibility/suppliers/value-chain.html.

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Develop and add a clause to templates for new and renewed supply agreements and to standard purchase order terms and conditions that requires suppliers to provide information about the sourcing of conflict minerals and smelters or refiners and to conduct due diligence on the source and chain of custody for any conflict minerals used in their manufacturing processes.

•	Maintain records of the Company’s conflict minerals process for a minimum of five years, in accordance with the OECD Guidance.
Step 2. Identify and Assess Risks in the Supply Chain

•	Engage with affected suppliers by sending an email notifying them that the Company is subject to the Rule and that their cooperation in responding to a conflict minerals survey is requested.

•	Conduct a supply chain survey, based on the CMRT developed by the RMI, of direct suppliers that supply the Company with products or components that may contain necessary conflict minerals.

•	Receive and review responses from suppliers that were surveyed.

•	Assess the reasonableness of all responses claiming to not use conflict minerals in their manufacturing processes based on internal knowledge of supplies purchased.

•	Perform an automated red flag review of all supplier responses and perform additional manual review and risk assessment on responses that fail the red flag review.

•	Communicate with suppliers on the required corrective actions and request additional information as necessary.
Step 3. Design and Implement a Strategy to Respond to Identified Risks

•	Implement a risk management plan that outlines the Company’s responses to identified risks.

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Send reminder letters to each supplier who does not respond to the Company’s initial survey request in an attempt to receive a completed CMRT and work through Category and/or Commodity managers to personally follow up with non-responsive, high-spend suppliers.

•	Review supplier responses that claim to source conflict minerals from one or more of the Covered Countries.

•	Follow up with suppliers that do not provide a smelter or refiner list or indicate that they do not provide a complete smelter or refiner list to request additional smelter or refiner information.

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Compare a list of unique smelters or refiners received from suppliers who respond that they source conflict minerals from the Covered Countries against conformant, active, and standard smelter or refiner lists per the RMAP for verification of existence and location of the smelters or refiners, as well as the location from which conflict minerals were sourced. Identify smelters or refiners on the RMAP conformant list. For all suppliers who provide unknown or non-RMAP conformant smelters or refiners, continue to work with the supplier to investigate the smelter or refiner and determine the location from which the conflict minerals originated.

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Evaluate facilities listed on CMRT’s submitted by suppliers against red flag indicators defined in the OECD Guidance: geographic proximity to the Covered Countries, RMAP audit status, and credible evidence of unethical or conflict sourcing. If facilities meeting these criteria appear on CMRT’s submitted by the Company’s suppliers, the suppliers receive instructions to take risk mitigations actions, including submission of a product specific CMRT.

•	Send communication to non-conformant smelters and refiners identified in the Company’s supply chain asking them to get audited and become conformant.

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Send communication to direct suppliers who trigger due diligence by indicating sourcing from the Covered Countries reminding them of the Company’s conflict minerals policy and asking them to make every effort to source conflict minerals from the validated sources.

Step 4. Carry Out Independent Third-Party Audit of Smelter or Refiner’s Due Diligence Practices

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The Company is a downstream consumer of necessary conflict minerals and many steps removed from smelters or refiners who provide minerals and ores. The Company does not perform or direct audits of smelters or refiners within its supply chain and relies on the RMAP and its partners to conduct smelter and refiner due diligence.

Step 5. Report Annually on Supply Chain Due Diligence

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This Conflict Minerals Report is annually filed with the U.S. Securities and Exchange Commission. The Conflict Minerals Report is also available at www.medtronic.com (under the “Investors” caption and “SEC Filings” subcaption).

2017 Process
The Company determined that tin, tantalum, tungsten and gold, often referred to as 3TG, were necessary to the functionality of many of its products. In order to conform to the Rule, the Company then performed a risk-based assessment to determine if the necessary conflict minerals in the products the Company manufactured or contracted to manufacture directly or indirectly financed or benefitted armed groups in one or more of the Covered Countries. This risk-based assessment is discussed in further detail in the following sections.
Reasonable Country of Origin Inquiry
In accordance with the Rule, after the Company’s initial determination that conflict minerals were necessary to the functionality of many products, the Company conducted a reasonable country of origin inquiry (“RCOI”) to determine whether the Company had reason to believe that any of the conflict minerals necessary to the functionality or production of its products may have originated in the Covered Countries. The Company identified suppliers to survey by reviewing 2017 direct material purchases and applying applicability filters to segment suppliers that supply the Company with products or components that may contain necessary conflict minerals. After identifying the relevant suppliers, the Company then conducted a supply chain survey, based on the Conflict Minerals Reporting Template (“CMRT”) originally developed by the Conflict Free Sourcing Initiative (“CFSI”), of 327 direct suppliers that supply the Company with products or components that may contain necessary conflict minerals. This group of suppliers represents 91% of total applicable spend for 2017. The Company utilized a third-party web-based software platform and analysis system to conduct this supply chain survey. The suppliers surveyed represented all suppliers determined to be in-scope for 2017 based on the Company’s applicability filters, as mentioned above.
The Company received 268 responses from suppliers that were surveyed, representing an 82% response rate and 89% of all spend surveyed. The Company sent up to three reminder letters to each supplier who did not respond to the Company’s initial survey request in an attempt to receive a completed CMRT, and worked through relationship managers to personally follow up with non-responsive, high-spend suppliers.
The Company performed an automated red flag review of all supplier responses. The red flag review consisted of six logical tests based on supplier answers to questions contained in the CMRT, and responses that failed a minimum of one red flag review test were singled out for additional manual review and risk assessment. Based on this assessment, the Company sent 92 follow-up corrective action letters to suppliers with incomplete or inconsistent supplier responses requesting the supplier remediate their response.
Of the 268 responses, 44 suppliers either claimed to source conflict minerals from one or more of the Covered Countries or provided information that caused the Company to reasonably believe that the supplier sourced conflict minerals from one or more of the Covered Countries. As a result, the Company has reason to believe that necessary conflict minerals in its products may have originated in the Covered Countries.
Due Diligence Measures Performed
Following the Company’s RCOI, the Company performed the following measures to exercise due diligence on the source and chain of custody of the necessary conflict minerals contained in the Company’s products which the Company has reason to believe may have originated from the Covered Countries:

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Reviewed supplier responses that claimed to source conflict minerals from one or more of the Covered Countries (44 out of 268 completed supplier responses) and compiled initial list of smelters and refiners provided by such suppliers.

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Followed up with suppliers that claimed to source, or provided information that caused the Company to reasonably believe that the supplier sourced, conflict minerals from one or more of the Covered Countries but did not provide a smelter or refiner list or indicated that they did not provide a complete smelter or refiner list to request additional smelter or refiner information.

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Compared a list of 2,593 potential unique smelters or refiners received from the above suppliers against conformant, active, and legitimate smelter or refiner lists per the RMAP for verification of existence and location of the smelters or refiners, as well as the location from which conflict minerals were sourced.

•	Identified 255 smelters or refiners on the RMAP conformant list and 8 smelters on the RMAP active list.

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For all suppliers who provided non-RMAP conformant smelters or refiners (87 suppliers provided non conformant smelters), Medtronic reached out to them and asked them to work with their smelters and encourage them to become RMAP conformant.

Results of Due Diligence Measures
As a downstream purchaser of products which contain conflict minerals, the Company’s due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals. The Company’s due diligence processes are based on the necessity of seeking data from direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. The Company also relies, to a large extent, on information collected and provided by independent third party audit programs. Such sources of information may yield inaccurate or incomplete information due to, among other reasons, gaps in supplier or smelter data, errors or omissions in information provided by suppliers or smelters, or misunderstandings by suppliers or smelters regarding the SEC requirements.
Per the Company’s supply chain survey, 44 of the Company’s suppliers claimed to source, or provided information that caused the Company to reasonably believe that the supplier sourced, conflict minerals from one or more of the Covered Countries. These suppliers identified 2,593 potential smelter and refiner facilities that may process the necessary conflict minerals contained in the materials provided to the Company. Of those facilities:

•	255 are listed as “conformant” on the RMAP list, meaning that they are conformant with the RMAP assessment protocols;

•	8 are listed as “active” on the RMAP list, meaning that they have committed to undergo a RMAP audit or are participating in a cross-recognized certification program;

•	51 are included on the RMAP list, but are not listed as “conformant” or “active”; and

•	after comparing the remaining 2,279 names to the RMAP database and the U.S. Department of Commerce list, the Company was unable to determine that these were valid smelter names.
A listing of the known smelters and refiners identified by the Company’s suppliers is included in Annex I below. Not all of the included smelters and refiners may have processed the necessary conflict minerals contained in the Company’s products. In some cases, suppliers may have reported to us smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their respective suppliers, the decision of such suppliers to provide information on a company-wide level rather than a product-based level, or for other reasons. The smelters and refiners listed in Annex I may not be all of the smelters and refiners in the Company’s supply chain, since certain suppliers were unable to identify the smelters and refiners of some of the necessary conflict minerals content contained in our products and because not all suppliers responded to our inquiries.
The RMAP-conformant smelters disclosed that, in addition to sourcing from recycled or scrap sources, they have sourced materials from L1, L2 and L3 countries, as well as from the Democratic Republic of the Congo. L1 and L2 countries are, respectively, countries with known active ore production that are not identified as conflict regions or plausible countries of smuggling or export of conflict minerals and countries that are known or plausible countries for smuggling, export out of L3 countries, or transit of materials containing conflict minerals. The L3 countries consist of the Covered Countries. The smelters that are not listed as “conformant” on the RMAP list disclosed that, in addition to sourcing from recycled or scrap sources, they have sourced materials from China, Australia, Canada, Indonesia, Peru, Bolivia, the United States of America and the L1 countries; however, many smelters did not provide specific country of origin data, and, as a result, this list is likely incomplete. The smelters that are not listed as “conformant” on the RMAP list did not disclose any mines located in the Covered Countries.
Compared to the 2016 reporting year, the Company observed the following changes through the analysis of RCOI and source and chain of custody due diligence data for the 2017 reporting year:

•	An increase in the number of reported conformant smelters from 239 to 255.

•	A decrease in number of suppliers who reported red flag smelters from 79 to 42.
Independent Private Sector Audit
The Company does not have sufficient information to determine whether its products are “DRC conflict free.” As such, an independent private sector audit is not required at this time.
Continuous Improvement
The Company took the following steps, among others, to mature its conflict minerals program, including its RCOI and due diligence measures, in accordance with OECD Guidance and to further mitigate the risk that the conflict minerals contained in its products finance or benefit armed groups in the Covered Countries:

•	Included a conflict minerals flow-down clause in new or renewed supplier agreement templates and in standard purchaser terms and conditions;

•	Partnered with a new 3rd party software and service provider with extensive expertise in turn-key conflict minerals services;

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Shared all due diligence results with the Core Team and Business Unit senior sourcing leadership who demonstrated awareness and concern, as well as responsiveness to the risks identified in the due diligence;

•	Engaged with suppliers by directing them to training resources to increase the response rate and improve the quality of the supplier survey responses;

•	Reached out to smelters and refiners within the Company’s supply chain who are not currently on the RMAP list and encouraged them to become conformant;

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Reached out to suppliers who indicated that they source conflict minerals from the Covered Countries to reiterate the Company’s policy and ask them to apply every effort to use only conformant sources of conflict minerals;

•	Worked with non-responsive suppliers through follow-up letters and direct outreach by commodity managers to educate suppliers and facilitate responses;

•	Created a process to receive external inquiries and grievances from customers, employees or other interested parties;

•	Participated in multiple webinars and conferences, and engaged in informal Medical Device/Pharma industry benchmarking group on conflict minerals; and

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Maintained membership in RMI since 2015, which provides the Company with the ability to participate in shaping industry policies regarding conflict minerals, a forum for engagement with stakeholder groups related to conflict minerals, and access to data regarding those facilities that are validated through the RMI.

The Company expects to take the following steps as part of continuous improvement:

•	Work to further mature the Company’s conflict minerals program and build transparency over its supply chain in accordance with the OECD Guidance.

•	Continue to annually evaluate the Company’s suppliers in order to determine those suppliers that are in-scope and should be surveyed as part of the Company’s conflict minerals program.

•	Continue to drive our suppliers to obtain current, accurate, and complete information from their supply chain about their smelters and refiners of conflict minerals.

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Further focus on the analysis of supplier responses and maturing the Company’s due diligence efforts and procedures for suppliers that report to source from one or more of the Covered Countries, specifically at the smelter or refiner and component level.

•	Increase the Company’s focus on conflict minerals compliance on high-risk and high-spend suppliers.

Annex I
Smelters and Refiners

Metal	Smelter Name	RMAP Status	Smelter Country
Gold	Abington Reldan Metals, LLC	Not RMAP conformant or active	UNITED STATES
Gold	Advanced Chemical Company	Conformant	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	Conformant	JAPAN
Gold	Al Etihad Gold Refinery DMCC	Conformant	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Conformant	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Conformant	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Conformant	BRAZIL
Gold	Argor-Heraeus S.A.	Conformant	SWITZERLAND
Gold	Asahi Pretec Corp.	Conformant	JAPAN
Gold	Asahi Refining Canada Ltd.	Conformant	CANADA
Gold	Asahi Refining USA Inc.	Conformant	UNITED STATES
Gold	Asaka Riken Co., Ltd.	Conformant	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Not RMAP conformant or active	TURKEY
Gold	AU Traders and Refiners	Conformant	SOUTH AFRICA
Gold	Aurubis AG	Conformant	GERMANY
Gold	Bangalore Refinery	Active	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Conformant	PHILIPPINES
Gold	Boliden AB	Conformant	SWEDEN
Gold	C. Hafner GmbH + Co. KG	Conformant	GERMANY
Gold	Caridad	Not RMAP conformant or active	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	Conformant	CANADA
Gold	Cendres + Métaux S.A.	Conformant	SWITZERLAND
Gold	Chimet S.p.A.	Conformant	ITALY
Gold	Chugai Mining	Not RMAP conformant or active	JAPAN
Gold	Daejin Indus Co., Ltd.	Conformant	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	Not RMAP conformant or active	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	Not RMAP conformant or active	GERMANY
Gold	DODUCO GmbH	Conformant	GERMANY
Gold	Dowa	Conformant	JAPAN
Gold	DSC (Do Sung Corporation)	Conformant	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	Conformant	JAPAN
Gold	Elemetal Refining, LLC	Not RMAP conformant or active	UNITED STATES
Gold	Emirates Gold DMCC	Conformant	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	Not RMAP conformant or active	ZIMBABWE
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	Not RMAP conformant or active	CHINA
Gold	Geib Refining Corporation	Conformant	UNITED STATES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	Not RMAP conformant or active	CHINA

Gold	Guangdong Jinding Gold Limited	Not RMAP conformant or active	CHINA
Gold	Gujarat Gold Centre	Not RMAP conformant or active	INDIA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Not RMAP conformant or active	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Not RMAP conformant or active	CHINA
Gold	HeeSung	Conformant	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	Conformant	GERMANY
Gold	Heraeus Ltd. Hong Kong	Conformant	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	Conformant	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	Not RMAP conformant or active	CHINA
Gold	Hwasung CJ Co., Ltd.	Not RMAP conformant or active	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Conformant	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	Conformant	JAPAN
Gold	Istanbul Gold Refinery	Conformant	TURKEY
Gold	Italpreziosi	Conformant	ITALY
Gold	Japan Mint	Conformant	JAPAN
Gold	Jiangxi Copper Co., Ltd.	Conformant	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Conformant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	Conformant	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	Conformant	JAPAN
Gold	Kaloti Precious Metals	Not RMAP conformant or active	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	Not RMAP conformant or active	KAZAKHSTAN
Gold	Kazzinc	Conformant	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	Conformant	UNITED STATES
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	Active	POLAND
Gold	Kojima Chemicals Co., Ltd.	Conformant	JAPAN
Gold	Korea Zinc Co., Ltd.	Conformant	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	Conformant	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Not RMAP conformant or active	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	Not RMAP conformant or active	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	Not RMAP conformant or active	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Not RMAP conformant or active	CHINA
Gold	L'Orfebre S.A.	Active	ANDORRA
Gold	LS-NIKKO Copper Inc.	Conformant	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Not RMAP conformant or active	CHINA
Gold	Marsam Metals	Conformant	BRAZIL
Gold	Materion	Conformant	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	Conformant	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	Conformant	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Conformant	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	Conformant	CHINA

Gold	Metalor Technologies S.A.	Conformant	SWITZERLAND
Gold	Metalor USA Refining Corporation	Conformant	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Conformant	MEXICO
Gold	Mitsubishi Materials Corporation	Conformant	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	Conformant	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	Conformant	INDIA
Gold	Modeltech Sdn Bhd	Active	MALAYSIA
Gold	Morris and Watson	Not RMAP conformant or active	NEW ZEALAND
Gold	Morris and Watson Gold Coast	Not RMAP conformant or active	AUSTRALIA
Gold	Moscow Special Alloys Processing Plant	Conformant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	Conformant	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	Not RMAP conformant or active	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	Conformant	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Conformant	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	Conformant	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Conformant	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	Conformant	RUSSIAN FEDERATION
Gold	PAMP S.A.	Conformant	SWITZERLAND
Gold	Pease & Curren	Not RMAP conformant or active	UNITED STATES
Gold	Penglai Penggang Gold Industry Co., Ltd.	Not RMAP conformant or active	CHINA
Gold	Planta Recuperadora de Metales SpA	Conformant	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	Conformant	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	Conformant	INDONESIA
Gold	PX Précinox S.A.	Conformant	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	Conformant	SOUTH AFRICA
Gold	Remondis Argentia B.V.	Active	NETHERLANDS
Gold	Republic Metals Corporation	Conformant	UNITED STATES
Gold	Royal Canadian Mint	Conformant	CANADA
Gold	SAAMP	Conformant	FRANCE
Gold	Sabin Metal Corp.	Not RMAP conformant or active	UNITED STATES
Gold	Safimet Spa. (Gold refiners)	Conformant	Italy
Gold	SAFINA A.S.	Active	CZECH REPUBLIC
Gold	Sai Refinery	Not RMAP conformant or active	INDIA
Gold	Samduck Precious Metals	Conformant	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	Not RMAP conformant or active	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	Conformant	GERMANY
Gold	Schone Edelmetaal B.V.	Conformant	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	Conformant	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Not RMAP conformant or active	CHINA

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Conformant	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	Conformant	CHINA
Gold	Singway Technology Co., Ltd.	Conformant	TAIWAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Conformant	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	Conformant	TAIWAN
Gold	State Research Institute Center for Physical Sciences and Technology	Not RMAP conformant or active	LITHUANIA
Gold	Sudan Gold Refinery	Not RMAP conformant or active	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	Conformant	JAPAN
Gold	SungEel HiTech	Conformant	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	Conformant	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	Conformant	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	Conformant	CHINA
Gold	Tokuriki Honten Co., Ltd.	Conformant	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	Not RMAP conformant or active	CHINA
Gold	Tony Goetz NV	Not RMAP conformant or active	BELGIUM
Gold	TOO Tau-Ken-Altyn	Not RMAP conformant or active	KAZAKHSTAN
Gold	Torecom	Conformant	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	Conformant	BRAZIL
Gold	Umicore Precious Metals Thailand	Conformant	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	Conformant	BELGIUM
Gold	United Precious Metal Refining, Inc.	Conformant	UNITED STATES
Gold	Universal Precious Metals Refining Zambia	Not RMAP conformant or active	ZAMBIA
Gold	Valcambi S.A.	Conformant	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	Conformant	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	Conformant	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	Conformant	JAPAN
Gold	Yokohama Metal Co., Ltd.	Conformant	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	Not RMAP conformant or active	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Conformant	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	Conformant	CHINA
Tantalum	Asaka Riken Co., Ltd.	Conformant	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Conformant	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	Conformant	CHINA
Tantalum	D Block Metals, LLC	Conformant	UNITED STATES
Tantalum	Duoluoshan	Not RMAP conformant or active	CHINA
Tantalum	Exotech Inc.	Conformant	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	Conformant	CHINA
Tantalum	FIR Metals & Resource Ltd.	Conformant	CHINA
Tantalum	Global Advanced Metals Aizu	Conformant	JAPAN
Tantalum	Global Advanced Metals Boyertown	Conformant	UNITED STATES

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Conformant	CHINA
Tantalum	H.C. Starck Co., Ltd.	Conformant	THAILAND
Tantalum	H.C. Starck GmbH Goslar	Conformant	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	Conformant	GERMANY
Tantalum	H.C. Starck Inc.	Conformant	UNITED STATES
Tantalum	H.C. Starck Ltd.	Conformant	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Conformant	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Conformant	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Conformant	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	Conformant	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Conformant	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	Conformant	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Conformant	CHINA
Tantalum	KEMET Blue Metals	Conformant	MEXICO
Tantalum	KEMET Blue Powder	Conformant	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	Conformant	CHINA
Tantalum	LSM Brasil S.A.	Conformant	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	Conformant	INDIA
Tantalum	Mineração Taboca S.A.	Conformant	BRAZIL
Tantalum	Mitsui Mining & Smelting	Conformant	JAPAN
Tantalum	Molycorp Silmet A.S.	Conformant	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Conformant	CHINA
Tantalum	Power Resources Ltd.	Conformant	MACEDONIA
Tantalum	QuantumClean	Conformant	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	Conformant	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	Conformant	CHINA
Tantalum	Solikamsk Magnesium Works OAO	Conformant	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	Conformant	JAPAN
Tantalum	Telex Metals	Conformant	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	Conformant	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	Conformant	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	Conformant	CHINA
Tin	Alpha	Conformant	UNITED STATES
Tin	An Vinh Joint Stock Mineral Processing Company	Not RMAP conformant or active	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Conformant	CHINA
Tin	China Tin Group Co., Ltd.	Conformant	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	Not RMAP conformant or active	CHINA
Tin	CV Ayi Jaya	Conformant	INDONESIA
Tin	CV Dua Sekawan	Conformant	INDONESIA
Tin	CV Gita Pesona	Conformant	INDONESIA

Tin	CV Serumpun Sebalai	Conformant	INDONESIA
Tin	CV Tiga Sekawan	Conformant	INDONESIA
Tin	CV United Smelting	Conformant	INDONESIA
Tin	CV Venus Inti Perkasa	Conformant	INDONESIA
Tin	Dowa	Conformant	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Not RMAP conformant or active	VIET NAM
Tin	Elmet S.L.U.	Conformant	SPAIN
Tin	EM Vinto	Conformant	BOLIVIA
Tin	Estanho de Rondônia S.A.	Not RMAP conformant or active	BRAZIL
Tin	Fenix Metals	Conformant	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	Conformant	CHINA
Tin	Gejiu Jinye Mineral Company	Conformant	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	Conformant	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Conformant	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Conformant	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	Not RMAP conformant or active	CHINA
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	Conformant	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	Conformant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	Conformant	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	Conformant	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	Conformant	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	Conformant	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	Conformant	MALAYSIA
Tin	Melt Metais e Ligas S.A.	Conformant	BRAZIL
Tin	Metallic Resources, Inc.	Conformant	UNITED STATES
Tin	Metallo-Chimique N.V.	Conformant	BELGIUM
Tin	Mineração Taboca S.A.	Conformant	BRAZIL
Tin	Minsur	Conformant	PERU
Tin	Mitsubishi Materials Corporation	Conformant	JAPAN
Tin	Modeltech Sdn Bhd	Active	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	Conformant	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Not RMAP conformant or active	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Conformant	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	Conformant	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	Conformant	BOLIVIA
Tin	PT Aries Kencana Sejahtera	Conformant	INDONESIA
Tin	PT Artha Cipta Langgeng	Conformant	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	Conformant	INDONESIA

Tin	PT Babel Inti Perkasa	Conformant	INDONESIA
Tin	PT Bangka Prima Tin	Conformant	INDONESIA
Tin	PT Bangka Tin Industry	Conformant	INDONESIA
Tin	PT Belitung Industri Sejahtera	Conformant	INDONESIA
Tin	PT Bukit Timah	Conformant	INDONESIA
Tin	PT DS Jaya Abadi	Conformant	INDONESIA
Tin	PT Eunindo Usaha Mandiri	Conformant	INDONESIA
Tin	PT Inti Stania Prima	Conformant	INDONESIA
Tin	PT Karimun Mining	Conformant	INDONESIA
Tin	PT Kijang Jaya Mandiri	Conformant	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	Conformant	INDONESIA
Tin	PT Menara Cipta Mulia	Conformant	INDONESIA
Tin	PT Mitra Stania Prima	Conformant	INDONESIA
Tin	PT O.M. Indonesia	Conformant	INDONESIA
Tin	PT Panca Mega Persada	Conformant	INDONESIA
Tin	PT Prima Timah Utama	Conformant	INDONESIA
Tin	PT Refined Bangka Tin	Conformant	INDONESIA
Tin	PT Sariwiguna Binasentosa	Conformant	INDONESIA
Tin	PT Stanindo Inti Perkasa	Conformant	INDONESIA
Tin	PT Sukses Inti Makmur	Conformant	INDONESIA
Tin	PT Sumber Jaya Indah	Conformant	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	Conformant	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	Conformant	INDONESIA
Tin	PT Tinindo Inter Nusa	Conformant	INDONESIA
Tin	PT Tommy Utama	Conformant	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	Conformant	BRAZIL
Tin	Rui Da Hung	Conformant	TAIWAN
Tin	Soft Metais Ltda.	Conformant	BRAZIL
Tin	Super Ligas	Not RMAP conformant or active	Brazil
Tin	Thaisarco	Conformant	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Not RMAP conformant or active	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	Conformant	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Conformant	CHINA
Tin	Yunnan Tin Company Limited	Conformant	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	Conformant	JAPAN
Tungsten	ACL Metais Eireli	Conformant	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	Conformant	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Conformant	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Conformant	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Conformant	CHINA
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	Active	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Conformant	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Conformant	CHINA

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Conformant	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	Not RMAP conformant or active	CHINA
Tungsten	Global Tungsten & Powders Corp.	Conformant	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Conformant	CHINA
Tungsten	H.C. Starck GmbH	Conformant	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Conformant	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	Conformant	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Conformant	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Conformant	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	Conformant	CHINA
Tungsten	Hydrometallurg, JSC	Conformant	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	Conformant	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Conformant	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Not RMAP conformant or active	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Conformant	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Not RMAP conformant or active	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Conformant	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Conformant	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Conformant	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Conformant	CHINA
Tungsten	Kennametal Fallon	Conformant	UNITED STATES
Tungsten	Kennametal Huntsville	Conformant	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Conformant	CHINA
Tungsten	Moliren Ltd	Conformant	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	Conformant	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Conformant	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Conformant	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	Conformant	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Conformant	VIET NAM
Tungsten	Unecha Refractory metals plant	Conformant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Conformant	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	Conformant	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	Conformant	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Conformant	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	Conformant	CHINA

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Conformant	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Conformant	CHINA